Exhibit 99.1

Contact:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Reports First Quarter 2008 Results
CARLSBAD, Calif. — May 8, 2008 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the first quarter ended March 31, 2008. For the first quarter of 2008, net revenue was $52.8 million, which includes a reduction in revenue of $2.3 million associated with the warrant issued to Hewlett-Packard, and compares to $53.4 million for the first quarter of 2007 and $51.8 million for the fourth quarter of 2007.
Excluding the $2.3 million reduction in revenue mentioned above, net revenue for the first quarter of 2008 was $55.1 million on a non-GAAP basis, and exceeded the guidance range of $48 to $52 million that the company provided on March 13, 2008.
Net loss was $6.1 million for the first quarter of 2008, or $0.13 per fully diluted share. This compares to a net loss of $6.0 million for the first quarter of 2007, or $0.13 per fully diluted share, and a net loss of $46.4 million for the fourth quarter of 2007, or $1.01 per fully diluted share, which included a non-cash goodwill impairment charge of $40.7 million. Included in the first quarter 2008 net loss was the warrant issued to Hewlett-Packard of $2.3 million, a $3.8 million legal settlement, a $0.3 million currency gain, $0.7 million in share-based compensation expense and $0.3 million in severance costs largely associated with the closure of the company’s office in the Netherlands.
On a non-GAAP basis after adjusting for the impacts from the issuance of a warrant to Hewlett-Packard, the legal settlement benefit, share-based compensation expense, foreign currency translation gains and severance costs, net loss for the first quarter of 2008 was $7.0 million, or $0.15 per share on a fully diluted basis, and was within the $0.15 to $0.19 net loss per share range issued by the company on March 13, 2008.
Gross margin for the first quarter of 2008 was 7.9 percent as compared to first quarter 2007 gross margin of 12.5 percent and fourth quarter 2007 gross margin of 12.2 percent. The decrease in gross margin percentage on a year-over-year and sequential basis was due primarily to the reduction in revenue associated with the warrant issued to Hewlett-Packard and secondarily to a change in the company’s product sales mix. Adjusting first quarter 2008 results for the reduction in revenue, share-based compensation expense and severance costs, non-GAAP gross margin percentage was 12.0 percent.
The company exited the first quarter of 2008 with cash and cash equivalents of $77.4 million. This compares to the fourth quarter 2007 balance of cash and cash equivalents of $82.4 million. The sequential decrease in cash and cash equivalents was due primarily to operating losses and the creation of hub inventory for certain of Dot Hill’s large OEM customers.

“Since last quarter, Dot Hill has made some significant progress on several fronts,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “We have executed well on our initial shipments to Hewlett-Packard and been successful in diversifying our revenue stream with now nearly 40 customers who are purchasing our R/Evolution products. There is intense focus on cost of goods sold reductions and tight operating expense control. In all, we continue to believe the combination of top-line growth and margin appreciation from our cost reduction efforts can yield a return to non-GAAP profitability later this year.”
The company is targeting second quarter 2008 net revenue in the range of $66 to $70 million and a net loss per fully diluted share in the range of $0.07 to $0.10 on a non-GAAP basis which excludes share-based compensation expense foreign currency gains or losses, severance and restructuring expenses.
Dot Hill’s first quarter 2008 financial results conference call is scheduled to take place on May 8, 2008 at 4:30 p.m. ET. The live audio webcast will be accessible at http://investors.dothill.com/events.cfm. For access via telephone, please dial 877-407-8035 (U.S.) or 201-689-8035 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, please dial 877-660-6853 (U.S.) or 201-612-7415 (International) and enter account number 286, then passcode 2833070.
About Non-GAAP Financial Measures
This press release contains financial results that exclude the effects of the issuance of warrants to Hewlett-Packard, goodwill impairment charges, stock-based compensation expense, severance costs, foreign currency adjustments and costs associated with legal settlements, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that are indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s expected financial results in accordance with GAAP.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: Dot Hill’s projected financial results for the second quarter of 2008; Dot Hill’s ability to achieve profitability; continued diversification of Dot Hill’s revenue stream; and the transition of Dot Hill’s supply chain. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter 2008 may be different from the financial guidance provided in this press release; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-K and most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2007	2008
NET REVENUE	$53,441	$52,826
COST OF GOODS SOLD	46,767	48,660

GROSS PROFIT	6,674	4,166

OPERATING EXPENSES:
Sales and marketing	3,908	4,272
Research and development	6,074	7,424
General and administrative	3,670	3,043
Legal settlement	—	(3,836)

Total operating expenses	13,652	10,903

OPERATING LOSS	(6,978)	(6,737)

OTHER INCOME:
Interest income, net	1,308	708
Other income, net	—	79

TOTAL OTHER INCOME, NET	1,308	787

LOSS BEFORE INCOME TAXES	(5,670)	(5,950)
INCOME TAX EXPENSE	292	160

NET LOSS	$(5,962)	$(6,110)

NET LOSS PER SHARE:
Basic and diluted	$(0.13)	$(0.13)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	45,157	45,956

COMPREHENSIVE LOSS:
Net loss	$(5,962)	$(6,110)
Foreign currency translation adjustments	(604)	(231)

Comprehensive loss	$(6,566)	$(6,341)

DOT HILL SYSTEMS CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Amounts)

	December 31,	March 31,
	2007	2008
ASSETS
Current Assets:
Cash and cash equivalents	$82,358	$77,406
Accounts receivable, net of allowance of $302 and $195	32,445	36,569
Inventories	9,013	14,430
Prepaid expenses and other	3,968	4,626

Total current assets	127,784	133,031
Property and equipment, net	9,599	8,819
Intangible assets, net	2,280	1,873
Other assets	264	236

Total assets	$139,927	$143,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,472	$35,738
Accrued compensation	3,115	3,612
Accrued expenses	6,227	5,588
Deferred revenue	1,409	1,284
Income taxes payable	143	270

Total current liabilities	39,366	46,492
Other long-term liabilities	4,132	3,769

Total liabilities	43,498	50,261

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.001 par value, 100,000 shares authorized, 45,781 and 46,055 shares issued and outstanding at December 31, 2007 and March 31, 2008, respectively	46	46
Additional paid-in capital	294,193	297,803
Accumulated other comprehensive loss	(3,100)	(3,331)
Accumulated deficit	(194,710)	(200,820)

Total stockholders’ equity	96,429	93,698

Total liabilities and stockholders’ equity	$139,927	$143,959

DOT HILL SYSTEMS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended
	March 31,
	2007	2008
Cash Flows From Operating Activities:
Net loss	$(5,962)	$(6,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,775	1,465
Gain on disposal of property and equipment	—	(5)
Provision for doubtful accounts	—	(171)
Issuance of warrant to customer	—	2,282
Share-based compensation expense	225	665
Changes in operating assets and liabilities:
Accounts receivable	2,109	(4,032)
Inventories	(195)	(5,390)
Prepaid expenses and other assets	1,042	(626)
Accounts payable	(417)	6,987
Accrued compensation and other expenses	(2,250)	(121)
Deferred revenue	28	(151)
Income taxes payable	158	126
Other long-term liabilities	16	(363)

Net cash used in operating activities	(3,471)	(5,444)

Cash flows from investing activities
Purchase of property and equipment	(945)	(268)

Net cash used in investing activities	(945)	(268)

Cash flows from financing activities
Proceeds from sale of stock to employees	508	465
Proceeds from exercise of stock options and warrants	94	198

Net cash provided by financing activities	602	663

Effect of exchange rate changes on cash	64	97

Net decrease in cash and cash equivalents	(3,750)	(4,952)
Cash and cash equivalents beginning of period	99,663	82,358

Cash and cash equivalents end of period	$95,913	$77,406

Supplemental disclosures of cash flow information
Cash paid for income taxes	$125	$35

Supplemental disclosures of non-cash investing and financing activities
Construction in progress costs incurred but no paid	$481	$142

DOT HILL SYSTEMS CORP.
RECONCILIATION TABLE OF NON-GAAP MEASURES
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2008
Net loss	$(5,962)	$(6,110)
Effect of issuance of warrant to customer	—	2,282
Effect of legal settlement	—	(3,836)
Effect of currency gain	(241)	(294)
Effect of share-based compensation	225	665
Effect of severance costs	—	322

Net loss as adjusted	$(5,978)	$(6,971)

Net loss per share:
Basic and diluted	$(0.13)	$(0.15)

Weighted average shares used to calculate net loss per share:
Basic and diluted	45,157	45,956

Net revenue	$53,441	$52,826
Effect of issuance of warrant to customer	—	2,282

Net revenue as adjusted	$53,441	$55,108

Gross profit	$6,674	$4,166
Effect of issuance of warrant to customer	—	2,282
Effect of share-based compensation	103	96
Effect of severance costs	—	50

Gross profit as adjusted	$6,777	$6,594